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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this 1995 Form 10-K into Newmont Mining Corporation's previously filed S-8 Registration Statement No. 33-49872, S-8 Registration Statement No. 33-53267, S-3 Registration Statement No. 33-54249 and S-8 Registration Statement No. 33-62469.


                                     /s/ ARTHUR ANDERSEN LLP
                                         ARTHUR ANDERSEN LLP

Denver, Colorado
March 21, 1996.